














<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and Subsidiaries under the cover of Form 10-Q for the nine months ended September 30, 2000 and is qualified in its entirety by reference to such financial statements. The
Cosolidated Condensed Financial Statements of Unit Corporation and Subsidiaries have been restated for the nine months ended September 30, 1999 to reflect the merger with Questa Oil and Gas Co. which was accounted for as a pooling of interests.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS                   9-MOS
<FISCAL-YEAR-END>                      DEC-31-1999             DEC-31-2000
<PERIOD-END>                           SEP-30-1999             SEP-30-2000
<CASH>                                       3,461                     772
<SECURITIES>                                     0                       0
<RECEIVABLES>                               13,016<F1>              36,284<F1>
<ALLOWANCES>                                     0                       0
<INVENTORY>                                      0<F2>                   0<F2>
<CURRENT-ASSETS>                            22,459                  42,437
<PP&E>                                     487,675                 536,001
<DEPRECIATION>                             234,692                 262,553
<TOTAL-ASSETS>                             281,766                 325,957
<CURRENT-LIABILITIES>                       20,320                  31,584
<BONDS>                                          0                       0
<PREFERRED-MANDATORY>                            0                       0
<PREFERRED>                                      0                       0
<COMMON>                                     7,114                   7,150
<OTHER-SE>                                 168,884                 191,871
<TOTAL-LIABILITY-AND-EQUITY>               281,766                 325,957
<SALES>                                          0                       0
<TOTAL-REVENUES>                            65,041                 135,602
<CGS>                                            0                       0
<TOTAL-COSTS>                               57,915                  96,785
<OTHER-EXPENSES>                             4,122                   4,558
<LOSS-PROVISION>                                 0                       0
<INTEREST-EXPENSE>                           3,941                   3,913
<INCOME-PRETAX>                              (937)                  30,346
<INCOME-TAX>                                 (256)                  11,456
<INCOME-CONTINUING>                          (681)                  18,890
<DISCONTINUED>                                   0                       0
<EXTRAORDINARY>                                  0                       0
<CHANGES>                                        0                       0
<NET-INCOME>                                 (681)                  18,890
<EPS-BASIC>                                  (.02)                     .53
<EPS-DILUTED>                                (.02)                     .52

<F1>Accounts Receivable is presented net in the Consolidated Condensed Balance
Sheet.
<F2>Inventory is presented as a portion of Other Current Assets in the
Consolidated Condensed Balance Sheet.

